EXHIBIT 6.08

                       MANUFACTURING SUPPLY AGREEMENT AMENDMENT


Date of Amendment: July 17, 1997


SeaMED Corporation, 14500 NE 87th Street, Redmond, Washington 98052 ("Contractor") and Biofield Corp., 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076 ("Buyer") are parties to a Manufacturing Supply Agreement dated as of October 29, 1996 (the "Agreement"). Contractor and Buyer hereby agree to amend the Agreement to read as follows:

         Section IX, A, (vi) Limited Warranty

         The aforementioned warranties do not include the device system algorithm software, the devise patient cable, and/or the device sensors. The design and responsibility for these three items rests solely with the Buyer. This clause does not apply to the Programmable Logic Devices (PLD's) in the devise.



AGREED:

SeaMED Corporation


By:      /s/ W. ROBERT BERG                       Date:   7/18/97
        ------------------------------------              --------
        W. Robert Berg
        President and Chief Executive Officer


Biofield Corp.


By:      /s/ MICHAEL R. GAVENCHAK                 Date:   8/25/97
        ------------------------------------              --------
        Michael R. Gavenchak
        Executive Vice President
         & General Counsel